QuickLinks -- Click here to rapidly navigate through this document

SHEARWATER POLYMERS, INC.

1996 NONQUALIFEED STOCK OPTION PLAN

ARTICLE I
DEFINITIONS

Section 1.1    Definitions

    As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" means the Internal Revenue Code of 1986, as may be amended from time to time, and any successive laws thereto.

      (c) "Company" shall mean Shearwater Polymers, Inc., an Alabama corporation, and any successor in interest thereto.

      (d) "Fair Market Value" shall mean, if applicable, the closing price per share of the Stock on the principal United States securities exchange registered under the 1934 Act on which such Stock is sold in the regular way; or the last sales price per share of the Stock quoted on an automated quotation system of a registered securities association on which such Stock is sold in a regular way; or if the Stock is not registered or traded in such a manner that such quotations are available, the Fair Market Value shall be deemed to be the fair value per share of Stock, taking into consideration all normal discounts, determined in good faith by the Board as of a date which is within 365 days of the date in which the determination is to be made.

      (e) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (f)  "Key employees" means those employees, including officers and directors (including any nonemployee director), of the Company or its subsidiaries who, in the judgment of the Board, directly or through the Committee, are considered (i) to be unusually valuable, (ii) to possess superior training, experience or ability, and/or (iii) to be actively interested in the development and financial success of the Company.

      (g) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (h) "Nonqualified stock option" means an Option to purchase Stock which at the time such Option is granted does not qualify as an Incentive Stock Option within the meaning of § 422 of the Code.

      (i)  "Option" shall mean an Option to purchase Stock granted pursuant to the provisions of Article VI hereof.

      (j)  "Participant" shall mean a key employee of the Company or any of its subsidiaries to whom an Option has been granted hereunder.

      (k) "Plan" shall mean the Shearwater Polymers, Inc. 1996 Nonqualified Stock Option Plan, the terms of which are set forth herein.

      (l)  "Stock," with respect to each share to which that term refers, shall mean one (1) share of Common Stock, par value $0.01, of the Company now authorized; any other shares of such Stock of the Company hereafter authorized; and securities of the Company which, under any conditions, will be converted into or exchanged for any such Stock.

      (m) "Stock Option Agreement" shall mean the agreement between the Company and the Participant under which the Participant may purchase Stock hereunder.

ARTICLE II
THE PLAN

Section 2.1    Name

    This Plan shall be known as the "Shearwater Polymers, Inc. 1996 Nonqualifled Stock Option Plan."

Section 2.2    Purpose

    The purpose of the Plan is to provide a means whereby the Company may, through nonqualified stock options:

      (a) Attract to the Company and to its subsidiaries and affiliates, new employees whose services are considered unusually valuable;

      (b) Retain in the employ of the Company persons with superior training, experience, and ability; and

      (c) Encourage in all employees a sense of proprietorship and an active interest in the development and financial success of the Company.

Section 2.3    Effective Date

    The Plan was adopted by the Board of Directors and approved by the shareholders of the Company on December 12, 1996 and became effective as of December 12, 1996. The Plan and all Options granted hereunder are subject to the receipt by the Company of any consents or approvals required to adopt the Plan and/or grant Options under applicable law and under any permit, agreement or instrument to which the Company is a party or by which any of its properties or assets are bound. Any Option granted prior to any such consent and approval of the Plan as herein provided shall be subject to such consent or approval and shall have no legal effect and shall convey no rights to the holder thereof in the event such consent or approval of the Plan is not obtained. No Options may be granted under this Plan later than ten (10) years from the effective date of the Plan. Although no Options may be granted hereunder after ten (10) years from the effective date of the Plan, all terms, conditions and restrictions of the Plan shall remain in full force and effect after such time.

ARTICLE III
PARTICIPANTS

    Except as otherwise provided herein, any key employee of the Company or its subsidiaries, shall be eligible to participate in the Plan. Subject to the express provisions of the Plan, the Board may grant Options to any eligible key employee of the Company or its subsidiaries in accordance with such determinations as the Board from time to time in its sole discretion shall make.

ARTICLE IV
ADMINISTRATION

Section 4.1    Duties and Powers of Board

    The Plan shall be administered by the Board. The Board shall have the following powers in the administration of the Plan:

      (a) All decisions, determinations and actions of the Board made or taken pursuant to grants of authority under the Plan shall be made or taken according to the sole discretion of the Board and shall be final, conclusive and binding upon all persons for all purposes.

      (b) The Board shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

      (c) The Board's decisions under the Plan need not be uniform and may be made selectively among employees, whether or not such employees are similarly situated. In addition, subject to the Plan's express provisions, the Board may grant the Options subject to any terms and conditions it establishes, and the Options granted may be granted to different persons, or to the same person at different times and may be subject to terms, conditions and restrictions which differ from each other.

      (d) The Board shall keep minutes of its actions taken under the Plan. The act of a majority of the members of the Board present at a meeting duly called and held shall be the act of the Board. Any decisions or determination reduced to writing and signed by all members of the Board shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

      (e) The Board may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, and accountants, consultants and agents as the Board may deem appropriate for the administration of the Plan, and may rely upon any opinions received from any such counsel, accountant, consultant or agent and any computations received from any such counsel, accountant, consultant or agent. All expenses incurred by the Board in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

      (f)  No member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan. Each member or former member of the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors under the bylaws of the Company.

Section 4.2    Company Assistance

    The Company shall supply full and timely information to the Board on all matters relating to eligible key employees, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN

Section 5.1    Limitations

    The number of shares of Stock which may be issued and sold hereunder shall not exceed 250,000 shares of Stock, subject to adjustment pursuant to the provisions of Section 5.3 hereof. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company, and such amount of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until the termination of the Plan, the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.

Section 5.2    Options Granted Under Plan

    Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate, or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares of Stock to which such Option expiration, termination, or cancellation relates.

Section 5.3    Antidilution

    In the event that the Stock is hereafter increased, decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend after the effective date of the Plan:

      (a) the aggregate number and kind of shares of Stock subject to Options which may be granted hereunder shall be adjusted appropriately; and

      (b) rights under outstanding Options granted hereunder, both as to the number of subject shares of Stock and the Option price, shall be adjusted appropriately.

    In the event of a dissolution or liquidation of the Company, the Options granted hereunder shall terminate; provided, however, that the Participants shall have the right for a period of thirty (30) days prior to such dissolution or liquidation to exercise outstanding Options in full without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent it shall not have been exercised. In the event of (i) any merger, consolidation, or combination involving the Company, other than (A) any merger, consolidation, or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation, or combination that would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by the securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or combination, or (ii) any sale of substantially all the assets of the Company or a sufficient amount of Stock in the Company (whether by tender offer, original issuance, or a single or series of related Stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company, the Participants shall have the right, immediately prior to such merger, consolidation, combination, or asset or Stock sale to exercise outstanding Options in full, without regard to any installment exercise provisions and whether the Option by its terms is at such time immediately exercisable in full, to the extent that it shall not have been exercised. In the event of a transaction of the nature described in (i) above (including, without limitation, in (i)(A) and (i)(B) above), nothing contained herein shall prevent the Board and the board of directors of the surviving corporation and/or the acquiring corporation from converting an Option into an Option to purchase Stock in the surviving or acquiring corporation on a fair and equitable basis. In the event of a transaction described in (i) (including, without limitation, in (i)(A) and (i)(B)) and (ii) above, the Board shall be entitled in its discretion to require Participants either to exercise their Options prior to such transactions becoming effective or to forfeit them in the absence of such an exercise.

    The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment shall provide for the elimination of fractional share interests.

ARTICLE VI
OPTIONS

Section 6.1    Option Grant and Agreement

    Each Option granted hereunder shall be evidenced by a Stock Option Agreement dated as of the date of grant and executed by the Company and the Participant, which Agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan.

Section 6.2    Option Price

    The per share price of the Stock subject to each Option shall be determined by the Board in the exercise of its discretion, with due consideration for the compensation and incentive purposes of this Plan, but said per share price shall not be less than the par value of the Stock on the date the Option is granted or any time during which the Option is exercisable.

Section 6.3    Option Period

    Each Option granted hereunder must be granted within ten (10) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Board, but in no instance shall such period exceed ten (10) years from the effective date of the grant of the Option.

Section 6.4    Option Exercise

      (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof as determined by the Board, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares of Stock delivered to the Company at its principal office in the State of Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

      (b) The Option price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent.

      (c) No Option granted hereunder shall be exercisable unless at all times during the period beginning on the date of the granting of such Option and ending on the day which is the date of exercise (or ending on the day which is twelve (12) months before the date of exercise in the event of the total and permanent disability or death of an Participant) the Participant was a director, officer, or full-time employee of either the Company or a subsidiary of the Company, or a corporation (or parent or subsidiary of such corporation) issuing or assuming such Option in accordance with the terms of this Plan.

Section 6.5    Nontransferability of Option

    No Option shall be transferred by a Participant otherwise than by will or the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by the Participant.

Section 6.6    Effect of Termination of Employment or Directorship

      (a) If the employment or directorship of a Participant to whom an Option shall have been granted is terminated for any reason, other than death or total disability, such Option shall terminate immediately upon such termination.

      (b) If a Participant to whom an Option shall have been granted shall die or become totally and permanently disabled (as defined in the first sentence of Section 72(m)(7) of the Code, or as determined by the Board in its discretion), while such Participant is employed by or serving as a director, officer or full-time employee of the Company or its subsidiaries, such Option shall terminate immediately upon such termination; however, to the extent the Participant would otherwise have been entitled to exercise at the date of such Participant's death or termination due to total and permanent disability, such Participant, such Participant's personal representatives, the executor or administrator of the estate of the Participant, or the person or persons to whom an Option granted hereunder shall have been validly transferred pursuant to a will or the laws of descent and distribution, at any time prior to the expiration date of the Option or within twelve (12) months after the date of such death or disability, whichever shall first occur, shall have the right to exercise such Option in full, without regard to any installment exercise provisions and while the Option by its terms is at such time immediately exercisable in full, to the extent that such Option shall not have been previously exercised. Any Stock received as a result of such exercise shall be subject to the terms of Article VII hereof.

      (c) No transfer of an Option by the Participant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

      (d) The Board may, in its sole discretion, either at the date of the execution of a Stock Option Agreement or at any time thereafter, increase the amount of time during which a Participant or a Participant's personal representative, executor, administrator, or other legatee or devisee may exercise such Option following such Participant's termination, as set forth in Section 6.6 (b) above.

Section 6.7    Rights as Shareholder

    A Participant or a transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase and issuance of such shares by exercise of such Option as provided herein.

Section 6.8    Dividends

    No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Option is authorized and a Stock Certificate for said Stock is issued, except as provided in Section 5.3 hereof.

Section 6.9    Repurchase of Options

    The Company shall have the right from time to time to purchase any outstanding Option or Options or any portion thereof, in the Company's sole and absolute discretion, at an amount equal to the amount by which the Fair Market Value of the shares of Stock represented by such Option or Options or any portion thereof exceeds the exercise price of such Option or Options, as the Company so elects to purchase. Upon the purchase of any Option, Options or any portion thereof, the Option, Options or any portion thereof shall immediately be cancelled and terminated and, in accordance with Section 5.2 hereof, the Company shall have the right to issue additional Options regarding the shares of Stock to which the original Option or Options or portions thereof related.

ARTICLE VII
STOCK REDEMPTIONS/RESTRICTIONS

Section 7.1    General Redemption

    In addition to the restrictions set forth in Sections 7.2 and 7.3 hereof, the Company may require the Participants in this Plan to agree, in the Stock Option Agreements or other agreements executed incident to this Plan, to have the Stock issued to them under this Plan redeemed by the Company in the event the employment or directorship of the Participant is terminated (including, without limitation, termination because of death or permanent disability or voluntary or involuntary termination of employment).

Section 7.2    Restrictions

    By purchasing the Stock under this Plan being offered to any Participant, a Participant shall agree and consent to the following:

      (a)  Restrictions.  No shares of Stock purchased pursuant to or in connection with this Plan or an Option granted hereunder will be conveyed, transferred, encumbered or otherwise disposed of (any such disposition being herein called a "transfer") by the Participant holding such shares of Stock, unless all shares of Stock covered by this Plan owned by such Participant first have been offered to the Company at a price per share equal to the original price paid by the Participant for all such shares of Stock. The Company will have 30 days from the date it receives any such offer to accept, by notice given to the Participant. If the Company does accept, the purchase and sale of such shares of Stock will occur at the Company's principal office in the State of Alabama at the time and date specified in such notice of acceptance. In no event, however, will the date for consummating the transaction be later than 60 days from the date of the notice of acceptance. At the closing, the Participant will deliver to the Company certificates representing all of the shares of Stock subject to the offer, duly endorsed, with all necessary transfer stamps affixed. Upon receipt of such share certificates, the Company will deliver to the Participant a check in the amount of the purchase price.

      (b)  Requirements of Transfer.  No shares of Stock subject to the restrictions under the Plan will be transferred on the Company's books until the Company has received in writing from the transferee an agreement to be bound by the provisions and restrictions of this Plan, as well as any other agreements restricting or otherwise affecting the transfer and ownership of shares of Stock of the Company.

      (c) Any transfer or purported transfer, including without limitation, any transfer by will or by laws of descent and distribution made by a purchaser of shares of Stock under this Plan, except at the times and in the manner herein specified and until receipt by the Company of such agreement, referenced in (b) above, will be null and void and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial Participant of those shares of Stock.

      (d) If the Company fails to accept the offer within the 30-day period of paragraph 7.2(a) above, then the Participant holding such shares of Stock will have the right for a period of 45 days, subject to compliance with all of the other terms of this Plan, to dispose of such shares of Stock at not less than the Fair Market Value of such Stock, provided that any transferee will take such shares of Stock subject to the same restrictions, including the Company's continuing right of first refusal and its right to repurchase the shares of Stock upon the occurrence of an Event of Resale as set forth in paragraph 7.2(g) hereof, and its right of repurchase set forth in Section 7.3 hereof.

      (e) Notwithstanding anything in this Plan to the contrary, upon the death of a Participant holding shares of Stock subject to this Plan, those shares of Stock may be conveyed by will or by the laws of descent and distribution, subject to the provisions of the Plan and to applicable provisions of any other Agreement by which the Company may be bound, without first being offered to the Company. Any successor in interest to the Participant in such event may not further convey, transfer, encumber or otherwise dispose of such shares of Stock except as provided herein.

      (f)  Certificates representing shares of Stock which are subject to this Plan will bear the following legend, or a legend in substantially the same form, in addition to such other legends as counsel to the Company may deem appropriate:

RESTRICTED SHARES

These securities have not been registered under the Securities Act of 1933 or the securities or blue sky laws of any state, and they may not be sold, offered for sale, transferred, assigned, pledged or otherwise disposed of in the absence of an opinion of counsel (which counsel and opinion shall be satisfactory to counsel for the Company) that such sale, offer for sale, transfer, assignment, pledge or other disposition does not violate the requirements of such Act and any applicable state securities laws, or any other applicable laws and regulations.

The right to transfer, sell, exchange, give, pledge, encumber or otherwise dispose of the shares of stock represented by this certificate is restricted in accordance with that certain Shearwater Polymers, Inc. Nonqualified 1996 Stock Option Plan and that certain Stock Option Agreement dated , , all as the same may be amended from time to time. Copies of the Plan and the Agreement are available for inspection at the offices of the Company.

The shares of Stock represented by this certificate are subject to the Shearwater Polymers, Inc.'s continuing, right of first refusal and other rights to purchase and to all other terms, conditions, and restrictions of the Company's 1996 Nonqualified Stock Option Plan, a copy of which is on file and available for inspection during normal business hours at the Company's principal office.

The sale or transfer of this security is subject to certain restrictions set forth in the articles of incorporation and/or written agreements, copies of which may be obtained from the secretary of the corporation.

      (g)  Events of Resale.

        (i)  Termination of Employment Other Than Death or Disability.  If any of the events listed in this paragraph (g)(i) (the events listed in paragraphs g(i) and g(ii) are herein referred to as "Events of Resale") occurs or, having occurred, continues in effect, the Participant shall sell to the Company and the Company shall have the option to purchase from the Participant all the shares of Stock purchased by the Participant under this Plan. The purchase price per share of Stock in such case will equal the original price paid by the Participant for such shares of Stock:

          1.  if the employment or directorship of the Participant by the Company or its subsidiaries is terminated other than by reason of the Participant's death or permanent and total disability (as defined in the first section of Section 72(m) of the Code); or

          2.  if the Participant, having been nominated as a director of the Company, fails or refuses to stand for election or, if elected, to serve as such or resigns as a director; or

          3.  if the Participant receives shares of Stock subject to any other Event of Resale imposed by the Board in the Stock Option Agreement, and such Event of Resale occurs.

        (ii)  Termination of Employment by Death or Disability.  If the employment of the Participant by the Company or its subsidiaries is terminated by reason of the Participant's death or permanent and total disability (as defined in the first section of Section 72(m) of the Code), the Participant or the Participant's personal representative, heirs, executors or administrators shall sell to the Company and the Company shall have the option to purchase from the Participant or the Participant's personal representative, heirs, executors or administrators all of the shares of Stock purchased by the Participant under this Plan. The purchase price per share of Stock in such case shall equal the Fair Market Value of the Stock.

        (iii)  Closing.  Within 30 days after the Company's receipt of notice of an occurrence of an Event of Resale, the Company, by notice to the Participant, will state that an Event of Resale has occurred, notify the Participant of the Company's intent to exercise or not exercise its option to repurchase the Stock and if the Company agrees to exercise its option to repurchase such Stock, the Company will specify a date not less than five, and not more than ten days, from the date of such notice to consummate the purchase and sale of such shares of Stock at the Company's principal office. In the event the Company does not exercise its option to repurchase the Stock, the Stock shall nevertheless be subject to the terms of the Plan. At the closing, the Participant will deliver to the Company certificates representing all of the shares of Stock purchased hereunder, and duly endorsed with all necessary transfer stamps affixed. Upon the receipt of such share certificates, the Company will deliver to the Participant a check in the amount of the purchase price. If the Participant fails to deliver the share certificates to the corporation at the closing, the Company may deposit the purchase price with the Secretary or Treasurer of the Company, and thereafter the shares of Stock will be deemed to have been transferred to the Company and the Participant, despite the Participant's failure to deliver the share certificates, will have no further rights derived from such shares of Stock as a shareholder of the Company. In this event, the Secretary or the Treasurer of the Company will continue to hold the purchase price for such shares of Stock and will make payment thereof, without interest, upon delivery of the share certificates to the Company, accompanied by the appropriate endorsements.

Section 7.3    Stock Purchase by Company

    The Company shall have the right from time to time to purchase any outstanding Stock acquired by any Participant pursuant to any Option or Options or any portion thereof, in the Company's sole and absolute discretion, at an amount equal to the Fair Market Value of the Stock the Company so elects to purchase. Upon the purchase of any shares of Stock, the Company shall have the right to issue additional Options regarding the shares of Stock so purchased by the Company.

ARTICLE VIII
STOCK CERTIFICATES

    The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of an Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

      (a) the completion of any registration or other qualification of such shares of Stock under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable;

      (b) the obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall in its sole discretion determine to be necessary or advisable;

      (c) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience;

      (d) the compliance with any and all applicable federal, state or local laws;

      (e) the execution by the Participant of a shareholder buy-sell agreement among the Company and the shareholders thereof; and

      (f)  such other terms and conditions as may be set forth in the Stock Option Agreement.

In addition to the legends required pursuant to Section 7.2(f), the Company shall further be entitled to place whatever legends on such certificate as it shall deem reasonably necessary or appropriate.

ARTICLE IX
TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN

Section 9.1    Generally

    The Board may at any time terminate, and may at any time and from time to time and in any respect amend, modify or suspend the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Company may:

      (a) increase the total number of shares of Stock subject to the Plan except as contemplated in Section 5.3 hereof; or

      (b) materially modify the requirements as to those persons who are eligible to participate in the Plan;

provided, further, that no termination, amendment, modification or suspension of the Plan shall in any manner affect any Stock Option Agreement theretofore entered into pursuant to the Plan without the consent of the Participant or valid transferee of the Option.

Section 9.2    Public Offering

    In the event that prior to the expiration of any Option granted pursuant to this Plan, the Company shall undertake and complete a public offering (the "Public Offering") of the common stock of the Company in which the Company receives not less than seven million United States dollars ($7,000,000.00), in exchange for such common stock, and following such Offering, not less than one million (1,000,000) shares of the Company's common stock are publicly held, the Participant shall have the right to exercise either in whole or in part any Options in which the Participant is vested or, pursuant to the provisions of any Stock Option Agreement, retain any vested and nonvested Options thereunder, and any Stock purchased by any Participant prior to the Public Offering shall immediately after the Public Offering not be subject to the repurchase or restriction provisions of the Plan provided for in Article VII hereof.

ARTICLE X
MISCELLANEOUS

Section 10.1    Employment

    Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Participant the right to continue to be retained or engaged as a consultant, independent contractor, employee, officer or director of the Company or any of its subsidiaries.

Section 10.2    Other Compensation Plans

    The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company from establishing any other forms of stock option plans or incentive or other compensation plans for employees, officers or directors of the Company or any of its subsidiaries.

Section 10.3    No Prior Right of Offer

    Nothing in the Plan will be deemed to give or otherwise entitle any director, officer, or employee, or such individual's legal representatives or assigns, or any other person or entity claiming under or through such individual, any contractual or other right to participate in the Plan or otherwise receive any benefits under the Plan.

Section 10.4    Liability of Company

    The Company's liability under this Plan and any sale made hereunder is limited to the obligations set forth with respect to such sale and nothing in this Plan will be construed to impose any liability on the Company in favor of the Participant with respect to any loss, cost, or expense which the Participant may incur in connection with, or arising out of, any transaction in connection therewith.

Section 10.5    No Loans to Purchasers

    Neither the Company nor any subsidiary may directly or indirectly lend money to any Participant for the purpose of assisting such Participant to acquire shares of Stock subject to any Option granted pursuant to the Plan.

Section 10.6    Plan Binding on Successors

    The Plan shall be binding upon the successors and assigns of the Company.

Section 10.7    Singular, Plural; Gender

    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

Section 10.8    Headings, Etc., No Part of Plan

    Headings of Articles and Sections hereof are inserted for convenience and references; they constitute no part of the Plan.

Section 10.9    Investment Representation

    Each Stock Option Agreement shall contain an agreement that, upon demand by the Board for such a representation, the Participant shall deliver to the Board at the time of any exercise of an Option a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option prior to the expiration of the Option period shall be a condition precedent to the right of the Participant or such other persons to purchase any such shares.

Section 10.10    Compliance with Section 16 of the 1934 Act

    During any period in which the Company has a class of equity securities registered under Section 12 of the 1934 Act, and with respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable provisions of Section 16 of the 1934 Act and the rules promulgated thereunder (including without limitation, Rule 16b-3) or their successors under the 1934 Act. During any period in which the Company has a class of equity securities registered under Section 12 of the 1934 Act, to the extent any provision of the Plan or any Stock Option Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board, and it shall be restructured to the extent deemed advisable by the Board so to comply. By accepting Options granted under the Plan, an Participant shall be deemed to have consented to any modifications to the Plan or any Stock Option Agreement which the Board may deem desirable in order that the Plan or any Stock Option Agreement shall comply with Section 16 of the 1934 Act.

Section 10.11    Compliance with Other Laws and Regulations

    The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares and other consideration under such Options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 10.12    Withholding by the Company

    A Stock Option Agreement executed pursuant to this Plan may contain a provision to the effect that the Participant will consent to any withholding actions that the Company deems reasonably necessary to enable the Company to obtain the benefit of an income tax deduction under the Internal Revenue Code, and any related state or local income tax laws or that the Company deems reasonably necessary for the Company to comply with the Internal Revenue and any related state or local income tax laws.

    Adopted as of the 12th day of December, 1996, by the shareholders of Shearwater Polymers, Inc.

SHEARWATER POLYMERS, INC.

		By:	/s/ J. MILTON HARRIS J. Milton Harris As Its Secretary
ATTEST:

By:	/s/ J. MILTON HARRIS As Its President

SHEARWATER POLYMERS, INC.

1996 NONQUALIFIED STOCK OPTION PLAN

Section 10.4	Liability of Company	11
Section 10.5	No Loans to Purchasers	11
Section 10.6	Plan Binding on Successors	11
Section 10.7	Singular, Plural; Gender	11
Section 10.8	Headings, Etc., No Part of Plan	11
Section 10.9	Investment Representation	12
Section 10.10	Compliance with Section 16 of the 1934 Act	12
Section 10.11	Compliance with Other Laws and Regulations	12
Section 10.12	Withholding by the Company	12

2

QuickLinks

SHEARWATER POLYMERS, INC. 1996 NONQUALIFEED STOCK OPTION PLAN
ARTICLE I DEFINITIONS
ARTICLE II THE PLAN
ARTICLE III PARTICIPANTS
ARTICLE IV ADMINISTRATION
ARTICLE V SHARES OF STOCK SUBJECT TO PLAN
ARTICLE VI OPTIONS
ARTICLE VII STOCK REDEMPTIONS/RESTRICTIONS
RESTRICTED SHARES
ARTICLE VIII STOCK CERTIFICATES
ARTICLE IX TERMINATION, AMENDMENT, AND MODIFICATION OF THE PLAN
ARTICLE X MISCELLANEOUS
SHEARWATER POLYMERS, INC. 1996 NONQUALIFIED STOCK OPTION PLAN